UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 24, 2018 (September 21, 2018)

CBAK ENERGY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116450
(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 21, 2018, CBAK Energy Technology, Inc. (the “Company”) held the 2018 annual meeting of stockholders of the Company (the “Annual Meeting”) at the Company’s headquarters in Dalian, China. Holders of the Company’s common stock at the close of business on July 26, 2018 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 26,647,478 outstanding shares of common stock entitled to vote. A total of 21,680,654 shares of common stock (81.36%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on two proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated July 31, 2018 and the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected five directors to the Board of Directors of the Company to serve until the 2019 annual meeting of stockholders. The votes regarding this proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Yunfei Li	15,693,380	63,687	6,801	5,916,786
J. Simon Xue	14,949,520	807,708	6,640	5,916,786
Martha C. Agee	14,952,313	804,982	6,573	5,916,786
Jianjun He	14,951,772	807,644	4,452	5,916,786
Guosheng Wang	14,951,230	805,837	6,801	5,916,786

Proposal 2: The Company’s stockholders ratified the selection of Centurion ZD CPA Limited as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
20,568,588	902,250	209,816

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: September 24, 2018	By:	/s/ Yunfei Li
Yunfei Li
Chief Executive Officer